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                                 EXHIBIT (23.2)

                    Consent of Independent Public Accountants


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the American Science and Engineering, Inc. 1998 Non-Qualified Stock Option Plan, of our report dated May 14, 1998 included in American Science and Engineering, Inc.'s Annual Report on Form 10-K for the fiscal year ended March 31, 1998 filed with the Securities and Exchange Commission and to all references to our Firm included in this Registration Statement.


                                          /s/ Arthur Andersen LLP


Boston, Massachusetts
December 18, 1998